REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
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                          PUBLIC SERVICE ELECTRIC AND
                                  GAS COMPANY
             (Exact name of registrant as specified in its charter)

             NEW JERSEY                                 22-1212800
  (State or other jurisdiction of                    (I.R.S. Employer
   incorporation or organization)                    Identification No.)


        80 PARK PLAZA, T4B, P. O. BOX 570, NEWARK, NEW JERSEY 07101-0570
                                 (201) 430-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


        JAMES T. FORAN, ESQ.                         ROBERT C. MURRAY
     GENERAL CORPORATE COUNSEL              SENIOR VICE PRESIDENT--FINANCE AND
  80 PARK PLAZA, T5B, P.O. BOX 570               CHIEF FINANCIAL OFFICER
      NEWARK, NEW JERSEY 07101               80 PARK PLAZA, T4B, P.O. BOX 570
           (201) 430-6131                        NEWARK, NEW JERSEY 07101
                                                       (201) 430-5630


 (Name, address, including zip code, and telephone number, including area code, of agents for service)
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                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                          HOWARD G. GODWIN, JR., ESQ.
                                  BROWN & WOOD
                             ONE WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
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     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time after the effective date of this Registration Statement as may be warranted by market conditions and other factors.
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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
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                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED          PROPOSED
                                                AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES            TO BE        OFFERING PRICE      AGGREGATE        REGISTRATION
            TO BE REGISTERED                  REGISTERED         PER UNIT       OFFERING PRICE         FEE
First and Refunding Mortgage Bonds         $500,000,000           102%*         $510,000,000*        $175,863

     * Estimated solely for the purpose of calculating the registration fee.
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     THE PROSPECTUS INCLUDED AS A PART OF THIS REGISTRATION STATEMENT CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO FIRST AND REFUNDING MORTGAGE BONDS OF THE COMPANY COVERED BY REGISTRATION NO. 33-50197.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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     PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 28, 1994


PROSPECTUS

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                       FIRST AND REFUNDING MORTGAGE BONDS
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     This Prospectus is to be used by Public Service Electric and Gas Company (the "Company") in connection with its sale from time to time in one or more series of not more than $800,000,000 principal amount of its First and Refunding Mortgage Bonds. Such First and Refunding Mortgage Bonds will be offered for sale pursuant to the competitive bidding procedures set forth in the Company's Statement of Terms and Conditions Relating to Bids for such First and Refunding Mortgage Bonds, copies of which are available from the Company. The principal amount of such First and Refunding Mortgage Bonds to be issued after a bidding therefor is referred to herein as the "New Bonds".


     Pursuant to said Terms and Conditions, at least twenty-four hours prior to the time designated for the opening of bids for each series of New Bonds by the Company, the Company will notify prospective bidders or, in the case of a group of bidders, the representative of the group, in writing of (1) the date and time for the receipt of bids, (2) whether bids will be received in writing, by telephone confirmed in writing, or either in writing or by telephone confirmed in writing, (3) the principal amount of such New Bonds, (4) the series designation of such New Bonds, (5) the minimum and maximum percentages of principal amount which may be specified in the bid as the purchase price for the New Bonds, (6) the term of such New Bonds, which shall not be less than one year nor more than 40 years, (7) the terms and conditions upon which such New Bonds may be redeemed, either at the option of the Company, pursuant to any sinking or improvement fund for the New Bonds, or otherwise, and (8) such other provisions as may be necessary or desirable to establish the terms and conditions of such New Bonds and the terms of bidding therefor. Thereafter, the Company may also notify such bidders or representative, orally, confirmed in writing, not less than 30 minutes prior to the time designated for receiving bids, of any reduced principal amount of New Bonds for which the Company may elect to receive bids.


     The specific designation, aggregate principal amount, purchase price, maturity date, times of payment of interest, and redemption or other particular terms of each series of New Bonds will be set forth in an accompanying Prospectus Supplement.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
        COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.

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              THE DATE OF THIS PROSPECTUS IS              , 1994.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             AVAILABLE INFORMATION

     Public Service Electric and Gas Company (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices at 500 West Madison Street, Chicago, Illinois and Seven World Trade Center, New York, New York. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Such material can also be inspected at the New York Stock Exchange, Inc. where certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to the 1934 Act.

          2. The Company's Current Report on Form 8-K dated January 21, 1994, filed pursuant to the 1934 Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the New Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference herein. Requests for such copies should be directed to the Director--Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, T6B, P. O. Box 570, Newark, New Jersey 07101, telephone (201) 430-6503.

                                  THE COMPANY

     The Company is an operating public utility company, providing electric and gas service in areas of New Jersey in which about 70% of its population resides. The Company is the principal subsidiary of Public Service Enterprise Group Incorporated ("Enterprise"), which owns all of the Company's common stock.

     The Company's service area is a corridor of approximately 2,600 square miles running diagonally across the State of New Jersey from Bergen County in the northeast to an area below the City of Camden in the southwest. The territory is heavily populated and includes New Jersey's six largest cities and many residential communities as well as commercial and industrial areas. The Company's executive offices are located at 80 Park Plaza, P. O. Box 570, Newark, New Jersey 07101-0570, telephone (201) 430-7000.

                                USE OF PROCEEDS


     The net proceeds from the sale of the New Bonds will be added to the general funds of the Company and will be used for general corporate purposes, including the refunding and redemption of certain of its higher cost and maturing debt obligations, the reimbursement of its treasury for funds expended therefor and/or the payment of its short-term obligations incurred for such purposes.


                                COVERAGE RATIOS

     The Company's Ratio of Earnings to Fixed Charges for each of the periods indicated is as follows:



              YEARS ENDED DECEMBER 31,
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  1989       1990       1991       1992       1993
- ---------  ---------  ---------  ---------  ---------
    3.21        3.10       3.20       2.70       3.30


     The Ratio of Earnings to Fixed Charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income, to which have been added fixed charges and taxes based on income of the Company and its subsidiaries. Fixed charges consist of interest charges and an interest factor in rentals.

                          DESCRIPTION OF THE NEW BONDS


     The New Bonds are to be issued under and secured by the indenture (the "First and Refunding Mortgage") dated August 1, 1924, between the Company and First Fidelity Bank, National Association, (formerly Fidelity Union Trust Company), as Trustee (the "Trustee"), as amended and supplemented by the eighty-three supplemental indentures now in effect and by the proposed supplemental indentures to be dated the first day of the month in which each series of the New Bonds are issued (the "New Supplements") providing for the New Bonds, which indenture and supplemental indentures are hereinafter collectively called the "Mortgage" and are filed as Exhibits 4a(1) through 4a(85) to the Registration Statement. The following statement includes brief summaries of certain provisions of the Mortgage. For a complete statement of such provisions reference is made to the above-mentioned Exhibits, and to the particular Articles and Sections of the First and Refunding Mortgage and of certain supplements. Bonds issued or issuable under the Mortgage are hereinafter sometimes called "Bonds". A copy of the Mortgage including a proposed New Supplement may be inspected at the office of the Trustee at 765 Broad Street, Newark, New Jersey or at the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C.

     The New Bonds will be issuable only in fully registered form in denominations of $1,000 and any multiple thereof. The New Bonds will be transferable, and the several denominations thereof will be exchangeable for New Bonds of other authorized denominations, upon compliance with the applicable provisions of the Mortgage. No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of the New Bonds special protection in the event of a highly leveraged transaction.

INTEREST, MATURITY AND PAYMENT

     See the accompanying Prospectus Supplement.

REDEMPTION

     See the accompanying Prospectus Supplement.

LIEN AND SECURITY

     The New Bonds will be secured by the lien of the Mortgage equally and proportionately with all other Bonds. The Mortgage is a first lien on all the property and franchises of the Company now owned or hereafter acquired (except cash, accounts and bills receivable, merchandise bought, sold or manufactured for sale in the ordinary course of business, stocks, bonds or other corporate obligations or securities, other than those now or hereafter specifically pledged thereunder, not acquired with the proceeds of Bonds) (the effectiveness of the after-acquired property clause being subject to certain possible exceptions under New Jersey law which are not regarded by the Company as of practical importance), subject only (i) to liens for taxes, assessments and governmental charges and other liens, encumbrances, and rights, none of which liens, encumbrances or rights, in the opinion of the Company, materially affects the use of the mortgaged property or the value thereof as security for the Bonds, (ii) to the lien of the Trustee for compensation, expenses and indemnity to which it may be entitled under the Mortgage, and (iii) as to after-acquired property, to encumbrances, if any, existing thereon at the time of acquisition.

     Under New Jersey law, the State of New Jersey owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line, unless it has made a valid conveyance of its interest in such property. In 1981, because of uncertainties raised as to possible claims of State ownership, the New Jersey Constitution was amended to provide that lands formerly tidal-flowed, but which were not then tidal-flowed at any time for a period of forty years, were not subject to State claims unless the State specifically defined and asserted a claim within the one year perod ending November 2, 1982. As a result, the State published maps of the eastern (Atlantic) coast of New Jersey depicting claims to portions of many properties, including certain properties owned by the Company. The Company believes it has good title to such properties and will vigorously defend its title, or will obtain such grants from the State as may ultimately be required. The cost to acquire any such grants may be covered by title insurance policies. Assuming that all of such State claims were determined adversely to the Company, they would relate to land, which, together with the improvements thereon, would amount to less than 1% of net utility plant. No maps depicting State claims to property owned by the Company on the western (Delaware River) side of New Jersey were published within the one year period mandated by the Constitutional Amendment. Nevertheless, the Company believes it has obtained all necessary grants from the State for its improved properties along the Delaware River.

     The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a petition with respect to the Company under the Federal Bankruptcy Code.

     The property of the Company subject to the lien of the Mortgage consists principally of its electric generating facilities, transmission lines, distribution lines, switching stations and substations, and its gas production plants and gas distribution facilities, and includes the Company's undivided interests as a tenant in common without right of partition in jointly-owned electric generating and gas production facilities and electric transmission lines.

ISSUANCE OF ADDITIONAL BONDS

     Additional Bonds may be authenticated and delivered in a principal amount not exceeding 60% of the cost or fair value to the Company (whichever is less) of additions or permanent improvements to the mortgaged property within 250 miles of Newark, New Jersey, after deducting the cost of property permanently abandoned and the difference between the cost and the net amount realized on the sale of property sold at a price to net less than half of its cost; but only if the net earnings of the Company (before income taxes, amortization of debt discount and expense, and fixed charges), for twelve consecutive months within the fifteen months preceding the application for the authentication of such additional Bonds, shall have been at least twice the fixed charges of the Company, including interest on the Bonds applied for. As of July 1, 1993, additions or improvements against which Bonds may be authenticated amounted to $4,300,946,619. No additional Bonds may be authenticated and delivered on the basis of the Company's 22.84% undivided interest in the Keystone Generating Station and 22.5% undivided interest in the Conemaugh Generating Station (both in western Pennsylvania) because such stations are not within 250 miles of Newark, New Jersey. The principal amount of additional Bonds which may be issued on account of the acquisition of property subject to prior liens is that amount which might be issued if there were no such liens, less the principal amount of obligations secured by such liens and not then deposited with the Trustee.

     Additional Bonds may also be authenticated and delivered under the Mortgage from time to time, in a principal amount equal to the principal amount of Bonds (excluding Bonds retired through a sinking fund or by the application of the proceeds of released property) or certain prior debt bonds purchased, paid, refunded, or retired by the Company and deposited with the Trustee, upon such deposit.

     Additional Bonds may also be issued (a) in a principal amount not exceeding the amount of cash deposited by the Company with the Trustee, to be subsequently withdrawn on account of additions or improvements or as otherwise permitted by the Mortgage, upon compliance with the conditions which, at the time of withdrawal, would authorize the authentication of Bonds in an amount equal to the cash withdrawn, or (b) in a principal amount not exceeding the principal amount of matured or maturing Bonds or prior debt bonds, to provide for the payment or purchase thereof, within 12 months before maturity (including a maturity resulting from a call for redemption) or at or after maturity, provided that cash equal to the principal amount of the Bonds so issued is simultaneously deposited with the Trustee in exchange therefor.

     The New Bonds will be issued under the above provisions.

MAINTENANCE AND DEPRECIATION PROVISIONS

     The Company must maintain the useful physical property subject to the Mortgage in good and businesslike working order and condition and make all needful and proper repairs, replacements, and improvements thereto. It must also maintain a reserve for renewals and replacements, reasonable according to the current standard practice of gas and electric utility companies or as approved or fixed by the Board of Regulatory Commissioners of the State of New Jersey.

     The New Supplements will contain no maintenance provisions with respect to the New Bonds.

DIVIDEND RESTRICTIONS


     So long as there remain outstanding any of the New Bonds or any of the Bonds of any series now outstanding (other than the Bonds of the 5% Series due 2037 and the 8% Series due 2037), the Company may not pay any dividend on its common stock other than dividends payable in such stock, or make any other distribution thereon or purchase or otherwise acquire for value any such stock if such action would reduce its earned surplus below $10,000,000 less all amounts on the books of the Company on December 31, 1948, which shall have been thereafter required to be removed therefrom by charges to earned surplus pursuant to any order or rule of any regulatory body thereafter entered.


AMENDMENT OF MORTGAGE

     The Mortgage may be modified by the Company and the Trustee with the consent of the holders of 85% in principal amount of the Bonds then outstanding (as defined in the Mortgage for such purposes), including, if the modification affects less than all series of Bonds outstanding, the holders of 85% in principal amount of the outstanding Bonds of each series affected. No such change, however, may alter the interest rate, redemption price or date, maturity date, or amount payable at maturity of any outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect.

RELEASE AND SUBSTITUTION OF PROPERTY

     Cash proceeds of released property held by the Trustee (i) may be paid to the Company to reimburse it for the full cost or fair value, whichever be less, of additions or improvements permitted under the Mortgage to be used as the basis for the issuance of additional Bonds, without any net earnings requirement; (ii) may be paid to the Company in an amount equal to the principal amount of Bonds or certain prior debt bonds purchased, paid, refunded, or retired by the Company and deposited with the Trustee; (iii) may be invested in obligations of the United States; or (iv) may be utilized by the Trustee for the purchase or redemption of Bonds at the lowest prices obtainable. The Trustee must release pledged prior debt bonds of any issue if all prior debt bonds of such issue have been pledged and there is no lien on any of the mortgaged property senior to the lien of the Mortgage but junior to the lien of the prior debt bonds to be released. The Trustee must release franchises surrendered and structures removed or abandoned by the Company pursuant to a legal requirement or an agreement with a state or political subdivision thereof.

     Certain additional provisions as to the release of property are referred to above under Issuance of Additional Bonds and Maintenance and Depreciation Provisions.

DEFAULTS

     The following constitute events of default under the Mortgage: (i) default in the payment of the principal of any Bonds or prior debt bonds; (ii) default, continued for three months, in the payment of interest on any Bonds or in the payment of any installment of any sinking fund provided for any series of Bonds; (iii) default, continued for three months after written notice to the Company from the Trustee or the holders of 5% in principal amount of the outstanding Bonds, in the observance or performance of any other covenant or condition in the Mortgage; and (iv) the adjudication of the Company as a bankrupt, the appointment of a receiver for the Company or its property or the approval of a petition for the reorganization of the Company under the Federal Bankruptcy Code, if no appeal from such action is taken within 30 days, or on the same becoming final. The Mortgage does not require the Company to furnish to the Trustee any periodic evidence as to the absence of default or as to compliance with the terms of the Mortgage.

     The holders of 25% in principal amount of the Bonds then outstanding (or a majority in principal amount of the Bonds of any series in default, if default occurs in payments due with respect to Bonds of less than all series) may require the Trustee to take all steps needful for the protection and enforcement of the rights of the Trustee and of the holders of Bonds. The holders of 76% in principal amount of the Bonds then outstanding have the right to direct and control the action of the Trustee in any judicial or other proceedings to enforce the Mortgage.

     If a default in the payment of principal, interest or sinking fund installment affects exclusively the Bonds of one or more series, the holders of a majority of the outstanding Bonds of the series so affected may require the Trustee to accelerate the maturity of such Bonds and also may require the Trustee to take other action for the protection of such bondholders.

CERTIFICATE OF COMPLIANCE

     Pursuant to the provisions of the Trust Indenture Act of 1939, as amended, the Company is required to certify to the Trustee, not less than annually, the Company's compliance with all conditions and covenants under the Mortgage.

CONCERNING THE TRUSTEE

     First Fidelity Bank, National Association, Trustee and a paying agent under the Mortgage, is a subsidiary of First Fidelity Bancorporation. The Company also maintains other normal banking relationships with First Fidelity Bank, National Association.


     E. James Ferland, Chairman of the Board, President and Chief Executive Officer of Enterprise, and Chairman of the Board and Chief Executive Officer of the Company, is a director of First Fidelity Bancorporation and of First Fidelity Bank, National Association.


                              PLAN OF DISTRIBUTION

     The Company will sell each series of the New Bonds through the competitive bidding procedures set forth in the Company's Terms and Conditions Relating to Bids for the New Bonds (the "Terms and Conditions") filed as Exhibit 1a to the Registration Statement. Notice of the bidding for the New Bonds will be provided, in accordance with the Terms and Conditions, to prospective bidders or, in the case of a group of bidders, to the representative of the group, who have notified the Company that they intend to submit a bid and wish to be provided notice of the time and date of bidding.

     Upon the acceptance of a bid for each series of the New Bonds, a Purchase Agreement, substantially in the form of Exhibit 1b to the Registration Statement, will become effective providing for the issuance and sale of such New Bonds pursuant to a firm commitment underwriting on the terms set forth therein. The purchase price of each series of the New Bonds and the proceeds to the Company from such sale and the terms of any re-offering of such New Bonds, including the name or names of any underwriters, any underwriting discounts and other terms constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers will be set forth in an accompanying Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The form of Purchase Agreement provides that the consummation of the purchase of each series of the New Bonds will be subject to certain conditions precedent and that the Company will indemnify each underwriter or purchaser for certain civil liabilities, including liabilities under the Securities Act of 1933 (the "1933 Act").

                                 LEGAL OPINIONS


     The legality of the New Bonds will be passed on for the Company by James T. Foran, Esq., General Corporate Counsel, or R. Edwin Selover, Esq., Senior Vice President and General Counsel, of the Company, who may rely on the opinion of Ballard Spahr Andrews & Ingersoll, of Philadelphia, Pennsylvania, as to matters of Pennsylvania law. Brown & Wood, of New York, New York, will pass on the legality of the New Bonds for the Underwriters and may rely on the opinion of Counsel of the Company as to matters of New Jersey law and on the opinion of Ballard Spahr Andrews & Ingersoll as to matters of Pennsylvania law.


                                    EXPERTS

     Mr. Foran has reviewed the statements in this Prospectus as to the lien of the Mortgage securing the New Bonds under Description of the New Bonds--Lien and Security (except insofar as they relate to the lien of the Mortgage on property of the Company located in Pennsylvania). Such statements insofar as they relate to the lien of the Mortgage on property of the Company located in Pennsylvania have been reviewed by Ballard Spahr Andrews & Ingersoll of Philadelphia, Pennsylvania. The statements as to liens and encumbrances on the property of the Company are based in part on title insurance policies and reports and searches obtained from companies engaged in the business of insuring title to real estate in New Jersey and from a company engaged in the business of insuring title to real estate in Pennsylvania, and on certificates or opinions of local counsel in Pennsylvania deemed by Ballard Spahr Andrews & Ingersoll to be reliable and competent. All the statements made or referred to in this paragraph, as to matters of law and legal conclusions, are made in reliance on the authority of Mr. Foran and of Ballard Spahr Andrews & Ingersoll, respectively, as experts.

     The consolidated financial statements, the consolidated financial statement schedules and selected financial data incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been so incorporated in reliance on the report of Deloitte & Touche, independent auditors, given upon the authority of that firm as experts in accounting and auditing.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

 Securities and Exchange Commission filing fee.............................................  $   175,863
*Printing, engraving and mailing...........................................................      120,000
 Fees and expenses of Trustee..............................................................       45,000
*Accountants' fee..........................................................................       39,000
*Counsel fees..............................................................................       30,000
*Miscellaneous expenses....................................................................        5,137
                                                                                             -----------
       Total...............................................................................  $   415,000
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                                                                                             -----------

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* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act, the
Company

          (1) has power to indemnify each director and officer of the Company (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of the Company, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

          (2) has power to indemnify each director and officer of the Company against expenses in connection with any proceeding by or in the right of the Company to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Company, unless and only to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper;

          (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

          (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not the Company would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under
(3) above, notwithstanding a prior determination by the Company that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

     Subdivision 1 of Article VI of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

          1. Indemnification of Directors, Officers and Employees:

             The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

     Subdivision 5 of Article VI of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

          5. Limitation of Liability:

             To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     The form of Purchase Agreement between the Company and the Underwriters of the New Bonds contains a provision under which each Underwriter agrees to indemnify the directors of the Company and each of its officers who signed the registration statement against certain liabilities which might arise under the 1933 Act from information furnished to the Company in writing by or on behalf of such Underwriter.

     The directors and officers of the Company are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and the Company is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the Company.

ITEM 16. EXHIBITS.

     An Exhibit Index, containing a list of all exhibits filed with this registration statement commences on page II-6.

ITEM 17. UNDERTAKINGS.

     (1) The undersigned Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions set forth in Item 15 (other than the policies of insurance), or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (3) The undersigned Company hereby undertakes:

          (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by section 10(a)(3) of the 1933 Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 3(a)(i) and 3(a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement;

          (b) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     Each Director of Public Service Electric and Gas Company whose signature appears below hereby appoints Robert C. Murray and James T. Foran, the agents for service named in this registration statement, and each of them severally, as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEWARK, STATE OF NEW JERSEY, ON THIS 28TH DAY OF FEBRUARY, 1994.

                                 PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                 BY    /s/ E. JAMES FERLAND
                                   -------------------------------------
                                            E. JAMES FERLAND
                                        CHAIRMAN OF THE BOARD AND
                                         CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                     TITLE                             DATE
- ---------------------------------------------  ---------------------------------------  ------------------------
           /s/  E. JAMES FERLAND                Chairman of the Board and               |
         -----------------------------          Chief Executive Officer                 |
              E. JAMES FERLAND                        and Director                      |
                                               (Principal Executive Officer)            |
                                                                                        |
           /s/ LAWRENCE R. CODEY               President and Chief Operating            |
         -----------------------------              Officer and Director                |
              LAWRENCE R. CODEY                                                         |
                                                                                        |
           /s/ ROBERT C. MURRAY                Senior Vice President-Finance            |
         -----------------------------          and Chief Financial Officer             |
             ROBERT C. MURRAY                  (Principal Financial Officer)            |
                                                                                        |
            /s/ PATRICIA A. RADO               Vice President and Comptroller           |
         -----------------------------         (Principal Accounting Officer)           |
             PATRICIA A. RADO                                                           |
                                                                                        |
          /s/ ROBERT R. FERGUSON, JR.          Director                                 |
         -----------------------------                                                  |
           ROBERT R. FERGUSON, JR.                                                      |
                                                                                        |
            /s/ RAYMOND V. GILMARTIN           Director                                 |
         -----------------------------                                                  |
            RAYMOND V. GILMARTIN                                                        |
                                                                                         >     February 28, 1994
            /s/ SHIRLEY A. JACKSON             Director                                 |
         -----------------------------                                                  |
             SHIRLEY A. JACKSON                                                         |
                                                                                        |
            /s/ IRWIN LERNER                   Director                                 |
         -----------------------------                                                  |
                IRWIN LERNER                                                            |
                                                                                        |
            /s/ JAMES C. PITNEY                Director                                 |
         -----------------------------                                                  |
              JAMES C. PITNEY                                                           |
                                                                                        |
                                                                                        |

                                 EXHIBIT INDEX

     Certain Exhibits previously filed with the Commission are incorporated herein by reference, and are indicated as follows:

          (a) Filed by the Company with Form 8-A under the Securities Exchange Act of 1934, on the respective dates indicated, File No. 1-973.

          (b) Filed with registration statement of the Company under the Securities Exchange Act of 1934, File No. 1-973, effective July 1, 1935, relating to the registration of various issues of securities.

          (c) Filed with registration statement of the Company under the Securities Act of 1933,
     No. 2-4995, effective May 20, 1942, relating to the issuance of $15,000,000 First and Refunding Mortgage Bonds, 3% Series due 1972.

          (d) Filed with registration statement of the Company under the Securities Act of 1933,
     No. 2-8381, effective April 18, 1950, relating to the issuance of $26,000,000 First and Refunding Mortgage Bonds, 2 3/4% Series due 1980.

          (e) Filed with registration statement of the Company under the Securities Act of 1933,
     No. 2-12906, effective December 4, 1956, relating to the issuance of 1,000,000 shares of Common Stock.

          (f) Filed with registration statement of the Company under the Securities Act of 1933,
     No. 2-59675, effective September 1, 1977, relating to the issuance of $60,000,000 First and Refunding Mortgage Bonds, 8 1/8% Series I due 2007.

          (g) Filed with registration statement of the Company under the Securities Act of 1933,
     No. 2-60925, effective March 30, 1978, relating to the issuance of 750,000 shares of Common Stock through an Employee Stock Purchase Plan.

          (h) Filed with registration statement of the Company under the Securities Act of 1933, No. 2-65521, effective October 10, 1979, relating to the issuance of 3,000,000 shares of Common Stock.

          (i) Filed by the Company with Form 8-K under the Securities Exchange Act of 1934, on the respective dates indicated, File No. 1-973.

          (j) Filed by the Company with Form 10-Q under the Securities Exchange Act of 1934, on the respective dates indicated, File No. 1-973.

          (k) Filed by the Company with Form 10-K under the Securities Exchange Act of 1934, filed February 11, 1986, File No. 1-973.

          (l) Filed with registration statement of the Company under the Securities Act of 1933, No. 33-13209 filed April 9, 1987, relating to the registration of $575,000,000 First and Refunding Mortgage Bonds pursuant to Rule 415.

          (m) Filed with registration statement of the Company under the Securities Act of 1933, No. 33-50197 filed September 9, 1993, relating to the registration of $400,000,000 First and Refunding Mortgage Bonds pursuant to Rule 415.


        EXHIBIT NUMBER
- ------------------------------
THIS FILING   PREVIOUS FILING
- -----------  -----------------
    1a                          Terms and Conditions Relating to Bids
    1b                          Bid with Form of Purchase Agreement attached
     2                          Inapplicable
    4a(1)    (b) B-1            Indenture between the Company and Fidelity Union Trust Company, (now First
                                  Fidelity Bank, National Association), as Trustee, dated August 1, 1924, securing
                                  First and Refunding Mortgage Bonds.
                                Indentures between the Company and First Fidelity Bank, National Association, as
                                  Trustee, supplemental to Exhibit 4a(1), dated as follows:
    4a(2)    (d) 7(1a)          April 1, 1927
    4a(3)    (f) 2b(3)          June 1, 1937
    4a(4)    (f) 2b(4)          July 1, 1937
    4a(5)    (f) 2b(5)          December 19, 1939
    4a(6)    (c) B-10           March 1, 1942
    4a(7)    (f) 2b(7)          June 1, 1949
    4a(8)    (f) 2b(8)          May 1, 1950
    4a(9)    (f) 2b(9)          October 1, 1953
    4a(10)   (f) 2b(10)         May 1, 1954
    4a(11)   (e) 4b(16)         November 1, 1956
    4a(12)   (f) 2b(12)         September 1, 1957
    4a(13)   (f) 2b(13)         August 1, 1958
    4a(14)   (f) 2b(14)         June 1, 1959
    4a(15)   (f) 2b(15)         September 1, 1960
    4a(16)   (f) 2b(16)         August 1, 1962
    4a(17)   (f) 2b(17)         June 1, 1963
    4a(18)   (f) 2b(18)         September 1, 1964
    4a(19)   (f) 2b(19)         September 1, 1965
    4a(20)   (f) 2b(20)         June 1, 1967
    4a(21)   (f) 2b(21)         June 1, 1968
    4a(22)   (f) 2b(22)         April 1, 1969
    4a(23)   (f) 2b(23)         March 1, 1970
    4a(24)   (f) 2b(24)         May 15, 1971
    4a(25)   (f) 2b(25)         November 15, 1971
    4a(26)   (f) 2b(26)         April 1, 1972
    4a(27)   (a) 2              March 1, 1974
                 3/29/74
    4a(28)   (a) 2              October 1, 1974
                 10/11/74
    4a(29)   (a) 2              April 1, 1976
                 4/6/76
    4a(30)   (a) 2              September 1, 1976
                 9/16/76
    4a(31)   (f) 2b(31)         October 1, 1976
    4a(32)   (a) 2              June 1, 1977
                 6/29/77
    4a(33)   (g) 2b(33)         September 1, 1977
    4a(34)   (a) 2              November 1, 1978
                 11/21/78


        EXHIBIT NUMBER
- ------------------------------
THIS FILING   PREVIOUS FILING
- -----------  -----------------
    4a(35)   (a) 2              July 1, 1979
                 7/25/79
    4a(36)   (h) 2d(36)         September 1, 1979 (No. 1)
    4a(37)   (h) 2d(37)         September 1, 1979 (No. 2)
    4a(38)   (a) 2              November 1, 1979
                 12/3/79
    4a(39)   (a) 2              June 1, 1980
                 6/10/80
    4a(40)   (a) 2              August 1, 1981
                 8/19/81
    4a(41)   (i) 4e             April 1, 1982
                4/29/82
    4a(42)   (a) 2              September 1, 1982
                 9/17/82
    4a(43)   (a) 2              December 1, 1982
                 12/21/82
    4a(44)   (j) 4(ii)          June 1, 1983
                7/26/83
    4a(45)   (a) 4              August 1, 1983
                 8/19/83
    4a(46)   (j) 4(ii)          July 1, 1984
                8/14/84
    4a(47)   (j) 4(ii)          September 1, 1984
                11/2/84
    4a(48)   (i) 4(ii)          November 1, 1984 (No. 1)
                1/4/85
    4a(49)   (i) 4(ii)          November 1, 1984 (No. 2)
                1/4/85
    4a(50)   (a) 2              July 1, 1985
                 8/2/85
    4a(51)   (k) 4a(51)         January 1, 1986
                 2/11/86
    4a(52)   (a) 2              March 1, 1986
                 3/28/86
    4a(53)   (a) 2(a)           April 1, 1986 (No. 1)
                 5/1/86
    4a(54)   (a) 2(b)           April 1, 1986 (No. 2)
                 5/1/86
    4a(55)   (l) 4a(55)         March 1, 1987
                4/9/87
    4a(56)   (a) 4              July 1, 1987 (No. 1)
                 8/17/87
    4a(57)   (j) 4              July 1, 1987 (No. 2)
                11/13/87
    4a(58)   (a) 4              May 1, 1988
                 5/17/88
    4a(59)   (a) 4              September 1, 1988
                 9/27/88
    4a(60)   (a) 4              July 1, 1989
                 7/25/89
    4a(61)   (a) 4              July 1, 1990 (No. 1)
                 7/25/90


        EXHIBIT NUMBER
- ------------------------------
THIS FILING   PREVIOUS FILING
- -----------  -----------------
    4a(62)   (a) 4              July 1, 1990 (No. 2)
                 7/25/90
    4a(63)   (a) 4              June 1, 1991 (No. 1)
                 7/1/91
    4a(64)   (a) 4              June 1, 1991 (No. 2)
                 7/1/91
    4a(65)   (a) 4              November 1, 1991 (No. 1)
                 12/2/91
    4a(66)   (a) 4              November 1, 1991 (No. 2)
                 12/2/91
    4a(67)   (a) 4              November 1, 1991 (No. 3)
                 12/2/91
    4a(68)   (a) 4              February 1, 1992 (No. 1)
                 2/27/92
    4a(69)   (a) 4              February 1, 1992 (No. 2)
                 2/27/92
    4a(70)   (a) 4              June 1, 1992 (No. 1)
                 6/17/92
    4a(71)   (a) 4              June 1, 1992 (No. 2)
                 6/17/92
    4a(72)   (a) 4              June 1, 1992 (No. 3)
                 6/17/92
    4a(73)   (a) 4              January 1, 1993 (No. 1)
                 2/2/93
    4a(74)   (a) 4              January 1, 1993 (No. 2)
                 2/2/93
    4a(75)   (a) 4              March 1, 1993
                 3/17/93
    4a(76)   (b) 4              May 1, 1993
                 5/27/93
    4a(77)   (a) 4              May 1, 1993 (No. 2)
                 5/25/93
    4a(78)   (a) 4              May 1, 1993 (No. 3)
                 5/25/93
    4a(79)   (m)                July 1, 1993
    4a(80)   (a) 4              August 1, 1993
                 8/3/93
    4a(81)   (i) 4              September 1, 1993
                12/1/93
    4a(82)   (i) 4              September 1, 1993 (No. 2)
                12/1/93
    4a(83)   (i) 4              November 1, 1993
                12/1/93
    4a(84)   (a) 4              February 1, 1994
                 2/3/94
    4a(85)                      Form of Supplemental Indenture between the Company and First Fidelity Bank,
                                  National Association, as Trustee, providing for $500,000,000 of New Bonds, supplemental to Exhibit 4a(1)
    4b       (i) 4              Indenture of Trust between the Company and The Chase Manhattan Bank (National
                12/1/93           Association), as Trustee, providing for Secured Medium-Term Notes dated July 1,
                                  1993


        EXHIBIT NUMBER
- ------------------------------
THIS FILING   PREVIOUS FILING
- -----------  -----------------
     5                          Opinion of James T. Foran, Esq., as to the legality of the New Bonds to be registered hereby
     8                          Inapplicable
    12                          Inapplicable
    15                          Inapplicable
   23a                          Independent Auditors' Consent
   23b                          Consent of Ballard Spahr Andrews & Ingersoll
   23c                          Consent of James T. Foran, Esq., (included in Exhibit 5 above)
    24                          Power of Attorney
    25                          Statement of Eligibility of First Fidelity Bank, National Association, as Trustee
                                  (Form T-1)
    26                          Inapplicable
    27                          Inapplicable
    28                          Inapplicable
    99                          Inapplicable